                                                                  RULE 424(B)(3)
                                                              FILE NO. 333-04269
                                                       REPUBLIC INDUSTRIES, INC.

                PROSPECTUS SUPPLEMENT NO. 2 DATED APRIL 21, 1997
                        TO PROSPECTUS DATED MAY 31, 1996

     As a result of certain transfers and sales of Common Stock by certain Selling Stockholders, the table of Selling Stockholders in the Selling Stockholders Section of the Prospectus is hereby further supplemented as follows:

                                                    SHARES BENEFICIALLY    SHARES TO BE OFFERED
                                                      OWNED PRIOR TO          FOR THE SELLING
SELLING STOCKHOLDER                                    THE OFFERING        STOCKHOLDER'S ACCOUNT
-------------------                                 -------------------    ---------------------
Sandpiper & Co....................................        326,000                 326,000